                                  EXHIBIT 4.2

                         FORM OF STOCK OPTION AGREEMENT

                                  FOR USE WITH

                             1999 STOCK OPTION PLAN

                                THE CRONOS GROUP
                             1999 STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT

                Unless otherwise defined herein, the terms defined in The Cronos Group 1999 Stock Option Plan (the "Plan") shall have the same defined meanings in this Option Agreement.

        I.      NOTICE OF STOCK OPTION GRANT

                -----------------------------------
                -----------------------------------
                -----------------------------------
                Name and Address of Employee

                You have been granted an option to purchase Common Stock, par value $2.00 per share, of The Cronos Group (the "Company"), subject to the terms and conditions of the Plan and this Option Agreement, as follows:

                EMPLOYER NAME ________________________

                DATE OF GRANT _________________________

                EXERCISE PRICE PER SHARE $_____________________________

                TOTAL NUMBER OF SHARES GRANTED ____________________ ("Optioned Shares")

                TOTAL EXERCISE PRICE $_________________________

                TYPE OF OPTION  ___ Incentive Stock Option

                                ___ Nonqualified Stock Option

                TERM/EXPIRATION DATE _________________________



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

                VESTING SCHEDULE.

                Conditional on the Employee's continued employment for at least 12 months after the Date of Grant, unless a different vesting schedule is specified by the Committee as set forth in Exhibit A, this Option shall become vested and may be exercised, in whole or in part, as follows:

                                                               SHARES
                                                             SUBJECT TO
                     ANNIVERSARY OF DATE OF GRANT              OPTION
                     ----------------------------              ------
             First anniversary.............................     25%

             Second anniversary............................     50%

             Third anniversary.............................     75%

             Fourth anniversary............................    100%


                The Option shall be fully vested and exercisable four (4) years after the Date of Grant. Any Optioned Shares that an Employee has the right to purchase but elects not to purchase shall remain available for purchase by the Employee under the terms of this Option Agreement and the provisions of the Plan.

                TERMINATION PERIOD.

                In the event that an Employee is terminated, other than upon the Employee's death or disability, and other than upon the Employee's termination for cause, Employee may exercise his or her Option, but only within thirty (30) days (or such other period of time, not exceeding ninety (90) days, as is determined by the Committee), subject to the provisions of Section 9 of the Plan. Upon the death or disability of the Employee, this Option may be exercised for such longer period as provided in Section 10 of the Plan. In the event that an Employee is terminated for cause, then all rights of the Employee under his or her Option to purchase Optioned Shares shall terminate on the date of termination of employment. In no event shall this Option be exercised later than the Term/Expiration Date.



                                      -2-
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        II. AGREEMENT

                1. GRANT OF OPTION.

                        (a) The Committee hereby grants to the Employee an option (the "Option") to purchase the number of Shares set forth above at the exercise price per share set forth above (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

                        (b) If designated as an incentive stock option ("ISO"), this Option is intended to qualify as an incentive stock option under Section 422 of the Code. However, if this Option is intended to be an incentive stock option, to the extent that the aggregate Fair Market Value (determined as of the Date of Grant) of the Optioned Shares with respect to which the ISO granted to Employee becomes exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds the $100,000 rule of Code Section 422(d) (or such corresponding amount as may be set by the Code), then such excess shall be treated as a nonqualified stock option ("NSO").

                2. EXERCISE OF OPTION.

                        (a) RIGHT TO EXERCISE. This Option is exercisable during its term in accordance with the Vesting Schedule set forth above and the applicable provisions of the Plan and this Option Agreement. In the event of Employee's death, disability or other termination of Employee, the applicable provisions of the Plan and this Option Agreement govern the exercisability of the Option.

                        (b) METHOD OF EXERCISE. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit B (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Optioned Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Employee and shall be delivered in person or by a recognized overnight delivery service to the Secretary of the Company at 444 Market Street, 15th Floor, San Francisco, California 94111, or such other address as the Company shall designate in a written notice to the Employee. The



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

Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

                        No Exercised Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or market upon or in which the Exercised Shares are then listed and traded. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Employee on the date the Option is exercised with respect to such Exercised Shares.

                3. METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Employee:

                        (a) Cash or cash equivalent;

                        (b) Consideration received by the Company under a cashless exercise program implemented by the Company with respect to the Option,

                        (c) Stock-for-stock payment (as described in Section 7, paragraph (f) of the Plan),

                        (d) Any combination of the above, or

                        (e) Such other means as the Committee may approve.

                4. NON-TRANSFERABILITY OF OPTION. This Option may not be assigned or transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Employee only by the Employee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Employee.

                5. TERM OF OPTION. This Option may be exercised only within the term set forth above, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.




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

                6. TAX CONSEQUENCES.

                        (a) Employee hereby acknowledges that Employee has: (i) received and read the Plan Summary, including the summary of the tax consequences of the grant and exercise of this Option, and (ii) been advised to consult his or her tax adviser before exercising this Option or disposing of the Exercised Shares.

                        (b) If the Employee sells or otherwise disposes of any of the Exercised Shares acquired pursuant to an ISO on or before the later of
(i) two years after the grant date, or (ii) one year after the exercise date, the Employee shall immediately notify the Company in writing of such disposition. The Employee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Exercised Shares by payment in cash or out of the current earnings payable by the Employer to the Employee

                7. ENTIRE AGREEMENT.

                        (a) The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company, the Employer and the Employee with respect to the subject matter hereof, and may not be modified adversely to the Employee's interest except by means of a writing signed by the Company, the Employer and Employee.

                        (b) By Employee's signature and the signature of the Company's and Employer's representative below, the Employee, the Company and the Employer agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Employee has reviewed the Plan and this Option Agreement in their entirety, and has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement. Employee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any question relating to the Plan and this Option Agreement. Employee further agrees to notify the Company upon any change in the residence address indicated below.



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

                IN WITNESS WHEREOF, the Company, the Employer, and the Employee have executed this Agreement as of the Date of Grant specified above.


                                            THE CRONOS GROUP


                                            By
                                               ---------------------------------
                                            Name
                                                --------------------------------
                                            Title
                                                 -------------------------------

                                            EMPLOYER

                                            Employer Name
                                                         -----------------------

                                            By
                                               ---------------------------------
                                            Name
                                                --------------------------------
                                            Title
                                                 -------------------------------

                                            EMPLOYEE

                                            ------------------------------------
                                                      (signature)

                                            Print Name
                                                      --------------------------

                                            Residence Address

                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------



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

                                CONSENT OF SPOUSE

                The undersigned spouse of Employee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company's and the Employer's granting his or her spouse the right to purchase the Optioned Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.


                                            SPOUSE OF EMPLOYEE


                                            ------------------------------------
                                                       (signature)

                                            Print Name:
                                                       -------------------------



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

                                    EXHIBIT A

                           ALTERNATE VESTING SCHEDULE



                                            Approved by:

                                            COMPENSATION COMMITTEE

                                            ------------------------------------
                                            Charles Tharp, Chair


                                            ------------------------------------
                                            Maurice Taylor


                                            ------------------------------------
                                            S. Nicholas Walker

                                    EXHIBIT B

                                 EXERCISE NOTICE

The Cronos Group
444 Market Street, 15th Floor
San Francisco, California 94111
Attention:  Secretary

                1. EXERCISE OF OPTION. Effective as of today, ________________, 200__, the undersigned (the "Purchaser") hereby elects to purchase ______________ shares (the "Shares") of Common Stock, par value $2.00 per share, of The Cronos Group (the "Company") under and pursuant to the 1999 Stock Option Plan (the "Plan") and the Stock Option Agreement dated _________________, 200__ (the "Option Agreement"). The purchase price for the Shares shall be $________ per Share and $ _____________ in the aggregate.

                2. DELIVERY OF PAYMENT. Purchaser herewith delivers to the Company the full purchase price for the Shares.

                3. REPRESENTATIONS OF PURCHASER. Purchaser acknowledges that Purchaser has received and read the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

                4. RIGHTS AS SHAREHOLDER. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the optioned Shares, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Employee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Sections 5 and 12 of the Plan.

                5. TAX CONSULTATION. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultant Purchaser deems advisable in connection with the purchase or



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

disposition of the Shares and that Purchaser is not relying on the Company or the Employer for any tax advice.

                6. ENTIRE AGREEMENT. The Plan and Option Agreement are incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company, the Employer and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company, the Employer and Purchaser. This Agreement is governed by California law except for that body of law pertaining to conflict of laws.

                                            Accepted by:

                                            THE CRONOS GROUP

                                            By
                                               ---------------------------------
                                            Name
                                                --------------------------------
                                            Title
                                                 -------------------------------

                                            Address
                                            444 Market Street, 15th Floor
                                            San Francisco, California 94111

                                            EMPLOYER

                                            Employer Name

                                            ------------------------------------


                                            By
                                               ---------------------------------
                                            Name
                                                --------------------------------
                                            Title
                                                 -------------------------------

                                            Address

                                            ------------------------------------

                                            ------------------------------------



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

                                            Submitted by:

                                            PURCHASER


                                            ------------------------------------
                                                      (signature)

                                            Print Name
                                                      --------------------------

                                            Residence Address

                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------


                                      B-3